UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2016 (February 24, 2016)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed by China Commercial Credit, Inc. (the “Company”) on September 3, 2015, the Company received a written notice from The Nasdaq Stock Market (“Nasdaq”) dated August 27, 2015 stating that the Company is no longer in compliance with the $1.00 minimum closing bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).  The Nasdaq notice provided that if by February 23, 2016, the Company did not achieve compliance with the Minimum Bid Price Requirement but (a) is in compliance with all other listing standards of the Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and (b) the Company provides written notice of its intention to cure the Minimum Bid Price Requirement deficiency during a second compliance period, Nasdaq may grant the Company an additional compliance period of 180 days to comply with the Minimum Bid Price Requirement. On February 18, 2016, the Company provided written notice of its intention to cure the bid price deficiency during a second compliance period. On February 24, 2016, Nasdaq issued a notice indicating that the Company’s compliance period has been formally extended until August 22, 2016. However, if the Company does not regain compliance by August 22, 2016, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Hearings Panel.

The notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market under the symbol “CCCR” at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: February 29, 2016	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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